UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2012
Date of Report (Date of earliest event reported)

Cellteck, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2049 Century Park East, Suite 3670, Los Angeles, California 90067
(Address of principal executive offices)
(Zip Code)

(310) 552-1555
Registrant’s telephone number, including area code

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, James Lanshe resigned from his position as a director on the Board of Directors of Cellteck, Inc. (the “Company”), effective immediately. Mr. Lanshe did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices; he accepted an executive position with another oil and gas company and wanted to avoid any potential conflicts of interest.

Item 8.01	Other Events.

The Company has not yet responded to a comment letter from the Securities and Exchange Commission (the “SEC”) dated November 9, 2012 regarding: (1) the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2012; and (2) the Company’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on October 18, 2012. The Company is currently consulting with the appropriate advisors in order to properly respond to the SEC’s comment letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLTECK, INC.

Dated: December 20, 2012
	By:	/s/ Nikolas Konstant
Nikolas Konstant, Chairman of the Board, President, CEO and CFO